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                                                                       EXHIBIT 5

                        [CHOATE HALL COMPANY LETTERHEAD]



                                                                  April __, 2004

Independent Bank Corp.
288 Union Street
Rockland, Massachusetts  02370

Ladies and Gentlemen:

         This opinion is furnished to you in connection with the Registration Statement on Form S-4 (File No. 333-114294) (the "Registration Statement") initially filed with the Securities and Exchange Commission (the "Commission") on April 7, 2004 under the Securities Act of 1933, as amended (the "Securities Act"), relating to the issuance of shares of Independent Bank Corp.'s (the "Company") common stock, $.01 par value per share (the "Shares"), in connection with the proposed merger of a wholly owned subsidiary of the Company with Falmouth Bancorp, Inc., all as described in the Registration Statement.

         We are acting as counsel for the Company in connection with the preparation and filing of the Registration Statement with the Commission. We have examined signed copies of the Registration Statement as filed with the Commission. We have also examined and relied upon resolutions of the Board of Directors of the Company as provided to us by the Company, the Certificate of Incorporation and By-Laws of the Company, each as restated and/or amended to date, and such other documents as we have deemed necessary for purposes of rendering the opinion hereinafter set forth.

         In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.

         We express no opinion herein as to the laws of any state or jurisdiction other than the laws of The Commonwealth of Massachusetts, the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

         Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized for issuance and, when the Shares are delivered and sold in the manner described in the Registration Statement, the Shares will be validly issued, fully paid and nonassessable.
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Independent Bank Corp.
April __, 2004
Page 2

         It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.

         We are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules and regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinion set forth herein.

         We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the use of our name therein under the caption "Legal Matters". In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act or the rules and regulations of the Commission.

                                            Very truly yours,




                                            /s/ Choate, Hall & Stewart